Attachment to Form 4

JOINT FILER INFORMATION

Name and Address:	Third Point LLC
390 Park Avenue
New York, NY 10022

Date of Event Requiring Statement:	07/20/12
Issuer and Ticker Symbol:	Yahoo! Inc. (YHOO)
Relationship to Issuer:	Director
Designated Filer:	Daniel S. Loeb

TABLE II INFORMATION

Title of Security:	Common Stock
Transaction Date:	07/20/12
Transaction Code:	P
Amount of Securities and Price:	1,696,000 at $15.82 per share
Securities Acquired (A) or Disposed of (D):	A
Amount of Securities Beneficially Owned
Following Reported Transactions:	72,196,400
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	(1)

Title of Security:	Common Stock
Transaction Date:	07/23/12
Transaction Code:	P
Amount of Securities and Price:	804,000 at $15.67 per share
Securities Acquired (A) or Disposed of (D):	A
Amount of Securities Beneficially Owned
Following Reported Transactions:	73,000,400
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	(1)

Signature	THIRD POINT LLC

By: DANIEL S. LOEB, Chief Executive Officer

By: /s/ William Song
Name: William Song
Title: Attorney-in-Fact